Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Lindblad Expeditions Holdings, Inc. and Subsidiaries on Forms S-3 (File No. 333-248960, No. 333-238847 and 333-206657), Forms S-8 (File No. 333-212741 and No. 333-206884), of our report dated March 12, 2021, with respect to our audits of the consolidated financial statements of Lindblad Expeditions Holdings, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019, and 2018 and our report dated March 12, 2021 with respect to our audit of internal control over financial reporting of Lindblad Expeditions Holdings, Inc. and Subsidiaries as of December 31, 2020, which reports are included in this Annual Report on Form 10-K of Lindblad Expeditions Holdings, Inc. and Subsidiaries for the year ended December 31, 2020.

Our report on the internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

/s/ Marcum llp

Marcum llp

Melville, NY

March 12, 2021